ROYALTY CONVERSION AGREEMENT

THIS ROYALTY CONVERSION AGREEMENT (this “Agreement”), dated as of March 5, 2012, by and among Arrayit Corporation, a Nevada corporation, (“Arrayit”), Ovarian Cancer Testing, LLP, a Nevada limited liability limited partnership (the “Partnership”) and Arrayit Diagnostics, a Nevada corporation, (the “Company”) and the partners listed on Schedule I attached hereto (individually, a “Royalty holder” or collectively “Royalty holders”). Arrayit, Ovarian, the Partnership, the Company and the Royal holders and individually referred to as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon an exemption from securities registration under Section 4(2), Rule 506 of Regulation D, or any or all such exemptions as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Royalty holders are the record and beneficial owners of a partnership interest in the Partnership. The Partnership, in turn, entered into a royalty agreement, date June 30, 2009 with Arrayit Diagnostics (Ovarian), Inc., a Nevada corporation, (“Ovarian”), at the time a wholly owned subsidiary of Diagnostics, Inc.;

WHEREAS, effective May 23, 2011, Arrayit Diagnostics (Ovarian), Inc. was merged with and into Arrayit Diagnostics, Inc. resulting in Diagnostics becoming obligated for payment of the Royalty;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Royalty holders as provided herein, and the Royalty holders shall accept the Company's common stock, par value $0.001 (the “Conversion Shares”) in conversion and full satisfaction of the Royalty;

WHEREAS, no commission or other remuneration will be paid or given, directly or indirectly, in connection with the conversion or redemption of the Royalty;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit A (the “Irrevocable Transfer Agent Instructions”); and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Parties hereby agree as follows:

1. CONVERSION OF ROYALTY.

(a) Conversion of Royalty. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Royalty elects to convert and the Company agrees to exchange and issue to each Royalty holder Conversion Shares. The number of shares of Conversion Stock that the Royalty holder shall receive at Closing is set out on Schedule I hereto.

(b) Closing Date. The Closing of the issuance and sale of Conversion Shares on conversion of the Royalty shall take place at 10:00 a.m. Central Standard Time on the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Royalty holders (the “Closing Date”),.

2. ROYALTY HOLDER'S REPRESENTATIONS AND WARRANTIES.

Each Royalty holder represents and warrants, severally and not jointly, that:

(a) Investment Purpose. Each Royalty holder acquired the Royalty and, upon conversion of the Royalty, the Royalty holder will acquire the Conversion Shares then issuable, for its own account. Royalty holders may dispose of the Conversion Shares at any time in accordance with the exemption from registration in Rule 144 of the 1933 Act covering such Conversion Shares or another available exemption under the 1933 Act.

(b) Investor Status. Each Royalty holder is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D and is not an “Affiliate” as that term is defined in Rule 501(b) of Regulation D of the 1933 Act.

(c) Reliance on Exemptions. Each Royalty holder understands that the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Royalty holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Royalty holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Royalty holder to acquire such securities.

(d) Information. Each Royalty holder and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Conversion Shares, which have been requested by such Royalty holder. Each Royalty holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Royalty holder or its advisors, if any, or its representatives shall modify, amend or affect such Royalty holder's right to rely on the Company's representations and warranties contained in Section 3 below. Each Royalty holder understands that its investment in the Conversion Shares involves a high degree of risk. Each Royalty holder is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Royalty holder to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Royalty holder has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Conversion Shares.

(e) No Governmental Review. Each Royalty holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Conversion Shares, or the fairness or suitability of the investment in the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Conversion Shares.

(f) Issuance and Transfer or Resale. Each Royalty holder understands that (i) issuance of the Conversion Shares has not been and are not being registered under the 1933 Act or any state securities laws in reliance on the exemption from such registration in Section 4(2)) of the 1933 Act and Regulation D thereunder, (ii) any sale, assignment or transfer by the Royalty holder may be made pursuant to the exemption from such registration in Rule 144 of the 1933 Act; (ii) that any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) will be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) will comply with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iv) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Each Royalty holder understands that the certificates representing the Conversion Shares shall bear the customary restrictive legend and stop transfer orders shall be placed against transfer of such stock certificates.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Royalty holder and is a valid and binding agreement of such Royalty holder enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) Receipt of Documents. Each Royalty holder and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Security Agreement and the Irrevocable Transfer Agent Instructions; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions each Royalty holder submitted to the Company regarding an investment in the Company; and each Royalty holder has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j) Due Formation of Corporate and Other Royalty holders. If the Royalty holders is a corporation, trust, partnership or other entity that is not an natural person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Conversion Shares and is not prohibited from doing so.

(k) No Legal Advice From the Company. Each Royalty holder acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Royalty holder is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Royalty holders:

(a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions, and any related agreements, and to issue the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions (as defined herein) and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Royalty, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The authorized officer of the Company executing this Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions and any related agreements knows of no reason why the Company cannot perform any of the Company's other obligations under such documents.

(c) Capitalization. The authorized capital stock of the Company consists of 480,000,000 shares of Common Stock, par value $0.001 per share and 20,000,000 shares of Preferred Stock. As of the date hereof, the Company has approximately 30,000,000 shares of Common Stock issued and outstanding and 3,000,000 shares of preferred stock issued or outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement, there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Conversion Shares as described in this Agreement.

(d) Issuance of Securities. The Conversion Shares issuable upon conversion of the Royalty have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the terms of this Agreement the Conversion Shares will be duly issued, fully paid and nonassessable.

(e) No Conflicts. The execution, delivery and performance of this Agreement, the Security Agreement, and the Irrevocable Transfer Agent Instructions by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of Pink Sheets LC on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(g) Acknowledgment Regarding Royalty holder's Purchase of the Conversion Shares. The Company acknowledges and agrees that: (i) no commission or other remuneration will be paid or given, directly or indirectly, in connection with the conversion or redemption of the Royalty, (ii) the Royalty holders is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby, (iii) the Royalty is a bona fide obligation of the Company and was originally entered into more than two (2) years prior to the date hereof. The Company further acknowledges that the Royalty holders is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Royalty holders or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Royalty holder's purchase of the Conversion Shares. The Company further represents to the Royalty holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(h) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Conversion Shares.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Conversion Shares under the 1933 Act or cause this offering of the Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Royalty holder promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Royalty holders at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Royalty holders on or prior to the Closing Date.

(c) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares of the Company shall call and hold a special meeting of the shareholders within sixty (60) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(d) Listings or Quotation. The Company will use its commercially reasonable best efforts to qualify the Company’s Common Stock for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) or other over-the-counter market.

(e) Fees and Expenses. Each of the Company and the Royalty holders shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Security Agreement and the Irrevocable Transfer Agent Instructions.

(f) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

5. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing Sonfield & Sonfield as its agent for purpose of having certificates issued, registered in the name of the Royalty holders or its respective nominee(s), for the Conversion Shares representing such amounts of Royalty as specified from time to time by the Royalty holders to the Company upon conversion of the Royalty, for interest owed pursuant to the Royalty, and for any and all Liquidated Damages. The Company shall instruct the Transfer Agent that such certificates shall bear the customary restrictive legend. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5 shall affect in any way the Royalty holder's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Royalty holder by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Royalty holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Conversion Shares to the Royalty holders at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Execution of Agreements. Each Royalty holder shall have executed this Agreement and delivered the same to the Company.

(b) Representations and Warranties. The representations and warranties of the Royalty holders shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Royalty holders shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Royalty holders at or prior to the Closing Dates.

7. CONDITIONS TO THE ROYALTY HOLDER'S OBLIGATION TO PURCHASE.

The obligation of the Royalty holders hereunder to convert the Royalty at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) Execution of Agreements. The Company shall have executed this Agreement, the Security Agreement and the Irrevocable Transfer Instructions and delivered the same to the Royalty holders.

(b) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Dates.

(d) Delivery of Shares. The Company shall have delivered to the Royalty holders the Conversion Shares in the respective amounts set forth opposite each Royalty holders name in Appendix I.

(e) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Royalty, shares of Common Stock to effect the conversion of all of the unpaid balance of the Royalty then outstanding.

(f) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Royalty holder, shall have been delivered to the Company's transfer agent.

8. INDEMNIFICATION.

Indemnification of Company. In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Royalty holder's other obligations under this Agreement, the Royalty holder shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Royalty holders in this Agreement, , instrument or document contemplated hereby or thereby executed by the Royalty holder, (b) any breach of any covenant, agreement or obligation of the Royalty holders contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby executed by the Royalty holder, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by each Royalty holder may be unenforceable for any reason, each Royalty holder shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Harris County, Texas, and expressly consent to the jurisdiction and venue of the District Court of Harris County Texas, sitting in Houston, Texas and the United States District Court for the Southern District of Texas sitting in Houston, Texas for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause an additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Royalty holders, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Royalty holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

Arrayit Diagnostics

1950 Cinnamon Teal Drive

Redmond, Oregon 97756 (408) 744-1331

Attn: Mr. John Howell,

President & CEO

Phone: (408) 744-1331

if to the Transfer Agent:

ClearTrust, LLC

16540 Pointe Village Dr., Suite 206

Lutz, FL 33558

Facsimile (813) 388-4549

If to the Royalty holders, to its address and facsimile number on Schedule I, with copies to the Royalty holder's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Parties holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. Unless The representations and warranties of the Company and the Royalty holders contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Royalty is converted in full. The Royalty holders shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity. The Company and the Royalty holders shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Royalty holders, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Royalty holders in connection with any such press release or other public disclosure prior to its release and Royalty holders shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred with respect to the Royalty holders on or before five (5) business days from the date hereof due to the Company's or the Royalty holder's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Parties have caused this Royalty Conversion Agreement to be duly executed as of the date first written above.

COMPANY		ROYALTY HOLDERS

ARRAYIT DIAGNOSTICS, INC.
John R. Lester
By:	/s/ John Howell
John Howell, President
John Weisner
ARRAYIT CORPORATION

By:	/s/ Rene A. Schena	Timothy Phelan
Rene A. Schena, Chief Executive Officer

Jerry W. Neel Jr.
Dr. Sylvin Mayford Griffin
OVARIAN CANCER TESTING LLLP

	Palmer Melton	By:
John R. Lester, General Partner

Talley Melton

SCHEDULE I

ROYALTY HOLDERS

Name and Address of Royalty holder	Number of Conversion Shares

John R. Lester 710 N Post Oak Rd Suite 120, Houston, Texas 77024 3847	25,000
John Weisner	50,000
Timothy Phelan	50,000
Jerry W. Neel Jr.	25,000
Dr. Sylvin Mayford Griffin	10,000
Palmer and Talley Melton	25,000
Total	210,000

EXHIBIT A
Arrayit Diagnostics

1127 Broadway St NE, Suite 316    Salem, Oregon 97301

September ___, 2007

ClearTrust, LLC

16540 Pointe Village Dr., Suite 206

Lutz, FL 33558

Ladies and Gentlemen:

Arrayit Diagnostics, a Nevada corporation (the “Company”), and certain investors (the “Royalty holders”) have entered into a Royalty Conversion Agreement dated as of March ___, 2012 (the “Agreement”) providing for the issuance of shares of common stock of the Company (“Conversion Shares”) in exchange and conversion of outstanding royalty interests (the “Royalty”).

You are hereby irrevocably authorized and instructed to issue 185,000 shares of Common Stock in accordance with the Schedule I attached.

The Company hereby confirms to you that the shares have not been registered under the Securities Act of 1933 or otherwise. Therefore the shares shall be issued in certificated form with the customary restrective legend to restrict the transfer of the shares, and you should record all stop-transfer instructions relating to such shares.

The Royalty holders are intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of such Royalty holders.

Very truly yours,

ARRAYIT DIAGNOSTICS

/s/ John Howell
John Howell, President

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